EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Mid Cap Growth VP     SEE ATTACHED
------------------------------------  -----------------------------------
Name of Fund                          Date of Trade

SEE ATTACHED                          BIDS
------------------------------------  -----------------------------------
Security                              Name of Affiliated Broker

$520.55                               $0.004
------------------------------------  -----------------------------------
Total Commission                      Unit Cost of Commission (i.e., per
                                      share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/: $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions: $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
----------------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE QUARTER ENDING: March 31, 2014

Rule 17e-1 Form (Affiliated Broker Transactions)


Client Name                         Affiliated Broker Name  Trade Date Transaction Symbol          Security Name          Shares
-----------                         ----------------------  ---------- ----------- ------ ------------------------------- -------
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/17/2014     Buy      SCTYUS         SOLARCITY CORP            1,092
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/15/2014     Sell     FSLRUS         FIRST SOLAR INC           1,822
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/25/2014     Buy      TDGUS        TRANSDIGM GROUP INC         1,823
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        2/28/2014     Buy      FEYEUS           FIREEYE INC             1,953
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/15/2014     Sell     SLHUS        SOLERA HOLDINGS INC         2,101
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/16/2014     Sell     FSLRUS         FIRST SOLAR INC           2,187
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/10/2014     Sell      YNDX             YANDEX NV              2,218
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/3/2014      Buy      FEYEUS           FIREEYE INC             2,632
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/17/2014     Buy      FEYEUS           FIREEYE INC             3,075
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/21/2014     Sell     FSLRUS         FIRST SOLAR INC           3,109
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/17/2014     Buy      FEYEUS           FIREEYE INC             3,224
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        2/27/2014     Sell     SINAUS            SINA.COM               3,282
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/17/2014     Sell      YNDX             YANDEX NV              3,945
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/15/2014     Buy      FEYEUS           FIREEYE INC             4,562
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/11/2014     Sell      YNDX             YANDEX NV              5,715
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/6/2014      Buy      TRIPUS         TRIPADVISOR INC           8,890
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        2/25/2014     Sell     CHTRUS CHARTER COMMUNICATIONS INC CL A  10,741
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        1/17/2014     Buy      TDGUS        TRANSDIGM GROUP INC        12,072
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/5/2014      Sell     SLHUS        SOLERA HOLDINGS INC        13,488
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/6/2014      Buy      PANWUS     PALO ALTO NETWORKS INC       19,523
Transamerica MS Mid Cap Growth, VP       BIDS (MLCO)        3/14/2014     Sell      YNDX             YANDEX NV             22,684
                                                                                                                          -------
                                                                                                       TOTAL              130,138
                                                                                                                          =======

                                             Broker Commission   Total
Client Name                          Price    Cost Per Share   Commission  Total Cost
-----------                         -------- ----------------- ---------- -------------
Transamerica MS Mid Cap Growth, VP  $ 77.625      $0.0040       $  4.37   $   84,788.34
Transamerica MS Mid Cap Growth, VP  $ 52.448      $0.0040       $  7.29   $   95,521.24
Transamerica MS Mid Cap Growth, VP  $182.875      $0.0040       $  7.29   $  333,417.59
Transamerica MS Mid Cap Growth, VP  $ 84.850      $0.0040       $  7.81   $  165,751.11
Transamerica MS Mid Cap Growth, VP  $ 69.165      $0.0040       $  8.40   $  145,271.12
Transamerica MS Mid Cap Growth, VP  $ 52.570      $0.0040       $  8.75   $  114,924.84
Transamerica MS Mid Cap Growth, VP  $ 33.180      $0.0040       $  8.87   $   73,547.59
Transamerica MS Mid Cap Growth, VP  $ 82.240      $0.0040       $ 10.53   $  216,508.32
Transamerica MS Mid Cap Growth, VP  $ 74.532      $0.0040       $ 12.30   $  229,248.02
Transamerica MS Mid Cap Growth, VP  $ 50.977      $0.0040       $ 12.44   $  158,423.49
Transamerica MS Mid Cap Growth, VP  $ 72.225      $0.0040       $ 12.90   $  232,917.88
Transamerica MS Mid Cap Growth, VP  $ 71.533      $0.0040       $ 13.13   $  234,864.03
Transamerica MS Mid Cap Growth, VP  $ 29.935      $0.0040       $ 15.78   $  118,012.07
Transamerica MS Mid Cap Growth, VP  $ 64.503      $0.0040       $ 18.25   $  294,354.38
Transamerica MS Mid Cap Growth, VP  $ 32.149      $0.0040       $ 22.86   $  183,615.75
Transamerica MS Mid Cap Growth, VP  $107.535      $0.0040       $ 35.56   $  956,163.95
Transamerica MS Mid Cap Growth, VP  $121.361      $0.0040       $ 42.96   $1,303,296.69
Transamerica MS Mid Cap Growth, VP  $173.345      $0.0040       $ 48.29   $2,092,862.28
Transamerica MS Mid Cap Growth, VP  $ 68.820      $0.0040       $ 53.95   $  927,958.24
Transamerica MS Mid Cap Growth, VP  $ 69.490      $0.0040       $ 78.09   $1,357,039.83
Transamerica MS Mid Cap Growth, VP  $ 29.933      $0.0040       $ 90.74   $  678,526.95
                                                                -------   -------------
                                                                $520.55   $9,997,013.71
                                                                =======   =============

/s/ Kelly Daniels
----------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment
Management, Inc.


                                       1

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                       for quarter ended March 31, 2014

Name of Fund: Transamerica MS Mid Cap Growth VP

Total broker-dealer commissions paid by the Fund during quarter: $72,682.82

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $520.55

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-l.

/s/ Jack Murray                          4/9/14
---------------------------------------  --------
Jack Murray                              Date
Executive Director